Exhibit 10.2
DEARBORN BANCORP, INC.
2005 Long-Term Incentive Plan
RESTRICTED STOCK AWARD AGREEMENT
Grantee:
Number of Restricted Shares Granted:
Grant Date:
     THIS RESTRICTED STOCK AWARD AGREEMENT is effective as of the Grant Date stated above, by and between Dearborn Bancorp, Inc. and the Grantee.
     WHEREAS, the Restricted Stock described in this Agreement have been granted to the Grantee pursuant to, and are governed by, the Plan;
     NOW, THEREFORE, the Company and the Grantee hereby agree as follows:
     1. Restricted Stock Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee the number of shares of Restricted Stock as specified above.
     2. Restricted Period. The shares of Restricted Stock are subject to the restrictions contained in this Agreement and the Plan during the Restricted Period. The restrictions will lapse and the Restricted Stock will become transferable and non-forfeitable as of the Vesting Date if the Vesting Criteria set forth in the attached Schedule A — Vesting Criteria Schedule have been met. If the Vesting Criteria are not met as of the Vesting Date, the Grantee’s rights to the Restricted Stock will be immediately forfeited. The Committee will determine in its sole discretion whether the Vesting Criteria are met.
     3. Accelerated Vesting. Notwithstanding the satisfaction of the Vesting Criteria referred to in Section 2 of this Agreement, all shares of Restricted Stock shall become 100% vested upon the date of a Change in Control.
     4. Delivery of Shares or Cash. Within thirty days after the shares of Restricted Stock have vested, the Company at the election of the Committee (a) shall deliver to Grantee certificates for the number of shares of Restricted Stock that have vested pursuant to Sections 2 or (b) pay to the Grantee in cash the Fair Market Value of such shares as of the date of vesting, or (c) deliver to the Grantee a combination of stock and cash.
     5. Dividend and Voting Rights. During the Restriction Period, the Grantee shall have the right to receive dividends in cash or as a stock dividend in respect of such shares of Restricted Stock and shall have the right to vote such shares as the record owner thereof. Unless otherwise determined by the Committee, any dividends whether in cash or as a stock dividend payable to the Grantee during the Restriction Period shall be held by the Company in a special account for the benefit of the Grantee and be distributed to the Grantee only if and when the applicable Restricted Shares vest.

     6. Share Certificates. Each certificate issued for Restricted Shares shall be registered in the name of the Grantee and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares which have vested and to which the Grantee is then entitled shall be delivered to the Grantee free and clear of the restrictions. If the Vesting Criteria are not met at the end of the Restriction Period, the certificates for such number of Restricted Shares shall be cancelled.
     7. Deferral of Exercise or Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Committee or the Grantee to take any action or refrain from action in connection with the delivery of Restricted Stock under this Agreement, or to delay such delivery, then the delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.
     8. Termination for Cause or Without Consent. Notwithstanding anything in this Agreement to the contrary, if the Company terminates the Grantee’s employment for Cause prior to a Change in Control, or the Grantee’s employment is terminated voluntarily by the Grantee and without the consent of the Company, this Agreement shall be terminated and all Restricted Stock granted to the Grantee under this Agreement shall be cancelled, regardless of whether the Vesting Criteria set forth on

Schedule A have been met on or before such termination date, unless and to the extent that the Committee determines that such forfeiture would violate applicable law.
     9. Misconduct. The Grantee shall forfeit all rights in his or her Restricted Stock granted under the Plan, and all such outstanding Restricted Stock shall automatically be cancelled and lapse, if the Committee determines that the Grantee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of the Grantee’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.
     10. Termination and Employment. If the employment of the Grantee is terminated prior to the Vesting Date otherwise that as provided in Section 3, the Grantee’s rights to all of the Restricted Stock will be immediately forfeited.
     11. General Provisions. The Grantee acknowledges that he has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:
     (a) Authority of Committee. The Committee shall have all the authority set forth in the Plan including, but not limited to, the authority to administer the Agreement and the Plan; and to adopt or establish such rules, regulations and agreements, guidelines, procedures and instruments which are not contrary to the terms of the Plan which it believes are necessary or advisable for the administration and operation of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Committee in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Committee shall be final, binding and conclusive with respect to the Grantee and all other persons affected thereby.
     (b) Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company to the Grantee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at 1360 Porter Street, Dearborn, Michigan 48124-2823, Attention: Corporate Secretary, or at such other address as the Company by notice to the Grantee may have designated from time to time; (ii) if to the Grantee, at the address indicated in the Grantee’s then-current personnel records, or at such other address as the Grantee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.
     (c) Taxation. The Grantee shall be responsible for all applicable income and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated with respect to his or her vested Restricted Stock under this Agreement. The Company may reduce the number of shares of Restricted Stock to pay the applicable FICA withholding taxes on the vested Restricted Stock and any federal and state income tax withholdings related to such FICA amount.

     (d) Nontransferability. This Agreement and the Restricted Stock granted to the Grantee shall be nontransferable and shall not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered by the Grantee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the Restricted Stock to which the Agreement applies.
     (e) Not an Employment Contract. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate the Grantee’s employment at any time, for any reason, with or without cause, or to limit or restrict the right of the Grantee to terminate his employment with the Company at any time.
     (f) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Grantee and the Committee, but only to the extent permitted under the Plan. The Committee shall have the right to amend the Vesting Criteria set forth on Schedule A to the Agreement prior to any shares of Restricted Stock becoming vested.
     (g) Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

     (h) Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Committee or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.
     (i) Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.
     (j) Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Michigan and, where applicable, federal law.
     12. Definitions. All capitalized terms shall have the meaning set forth in the Plan or, if not defined in the Plan, shall be defined as set forth below.
     (a) Cause means (a) willful and continued failure by Grantee substantially to perform Grantee’s duties and obligations to the Company (other than any such failure resulting from Grantee’s Disability), (b) the willful engaging by Grantee in misconduct which is materially injurious to the Company, monetarily or otherwise, or (c) a conviction for or plea of novo contendere to a felony under the laws of any state within the United States or of the United States.
     (b) Change in Control has the meaning specified in Section 8 of the Plan.
     (c) Company means Dearborn Bancorp, Inc. and its subsidiaries.
     (d) Grant means the number of shares of Restricted Stock specified on the first page of this Agreement.

     (e) Grant Date means the date set forth on the first page of this Agreement.
     (f) Grantee means the person named on the first page of this Agreement.
     (g) Plan means the Dearborn Bancorp, Inc. 2005 Long-Term Incentive Plan, as adopted by the Board of Directors on April 12, 2005, and approved by the Company’s shareholders on May 17, 2005, and as amended from time to time.
     (h) Restriction Period means, with respect to Restricted Shares, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as the shares have vested or they have lapsed under the terms and conditions of this Agreement and the Plan.
     (i) Restricted Stock means the shares of stock, which is granted under the terms and conditions of this Agreement.
     (j) Vesting Criteria means the criteria set forth in Schedule A — the Vesting Criteria Schedule to this Agreement.
     (k) Vesting Date means the date(s) specified in Schedule A — the Vesting Criteria Schedule to this Agreement by which the Vesting Criteria must be met.
     By accepting the grant of Restricted Stock, the Grantee acknowledges and agrees (i) that the grant will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Grantee (except for grants already awarded under the Plan), (ii) that grants of Restricted Stock are not a constituent part of salary and that the Grantee is not entitled, under the terms and conditions of employment, or by accepting or being granted an award under the Plan to require grants to be awarded to him or her in the future under the Plan or any other plan, and (ii) that the Grantee will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of the Restricted Stock.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and the Grantee has executed this Agreement, as of the Grant Date first above written.

DEARBORN BANCORP, INC.

By:

GRANTEE

Name:

SCHEDULE A
Vesting Criteria Schedule